RenaissanceRe Reports Operating Income of $167.8 Million for the Third Quarter of 2007 or $2.33 Per Common Share

Net Income of $133.4 Million for the Third Quarter of 2007 or $1.85 Per Common Share

Pembroke, Bermuda, October 30, 2007 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $167.8 million in third quarter operating income available to common shareholders compared to $247.0 million in the third quarter of 2006. Operating income excludes net realized investment gains of $1.6 million and $4.2 million in the third quarters of 2007 and 2006, respectively, and net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method of $36.0 million in the third quarter of 2007. Operating income per diluted common share was $2.33 in the third quarter of 2007, compared to $3.42 in the third quarter of 2006. Net income available to common shareholders was $133.4 million or $1.85 per diluted common share in the quarter, compared to $251.1 million or $3.48 per diluted common share for the same quarter of 2006.

The Company’s results for the third quarter of 2007 were impacted by a $36.0 million charge to reflect an anticipated third quarter loss at ChannelRe Holdings Ltd. (“ChannelRe”), an equity method investment, driven by unrealized mark-to-market losses in ChannelRe’s portfolio of financial guaranty contracts accounted for as derivatives under generally accepted accounting principles (“GAAP”).

Neill A. Currie, CEO, commented: “We generated solid underwriting profits and strong investment returns during the third quarter. Financial results were positively affected by the lack of hurricanes making landfall in the U.S., and were negatively impacted by unrealized mark-to-market losses in ChannelRe, flood losses in the U.K., and claims reported in various lines of our specialty reinsurance book.”

Mr. Currie added: “Our focus is on growing book value per share over the long term. So far this year, book value per share has increased by 18% and we have generated an annualized operating return on equity in excess of 27%.”

Mr. Currie concluded: “I’m very pleased with the quality of the portfolio of insurance and reinsurance business our team has constructed, which reflects our strong underwriting discipline. We look forward to continuing to serve our clients, brokers and joint venture partners during the upcoming renewal season.”

THIRD QUARTER 2007 RESULTS

Underwriting Results

The Company’s gross premiums written decreased $48.9 million to $208.8 million in the third quarter of 2007, compared to $257.8 million in the third quarter of 2006. As described in more detail below, the decrease in gross premiums written was driven by a $64.7 million decrease in gross premiums written in the Company’s Individual Risk segment, partially offset by an $18.2 million increase in gross premiums written in the Company’s Reinsurance segment. The Company generated $144.5 million of underwriting income and had a combined ratio of 60.6% in the third quarter of 2007, compared to $233.3 million of underwriting income and a combined ratio of 36.5% in the third quarter of 2006. The Company’s underwriting results for the third quarter of 2007, as compared to the third quarter of 2006, were driven by a $103.9 million decrease in underwriting income in the Company’s Reinsurance segment and a $15.2 million increase in underwriting income in the Company’s Individual Risk segment. Net paid losses for the quarter were $114.3 million compared to $164.5 million in the third quarter of 2006.

1

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment increased $18.2 million to $141.5 million in the third quarter of 2007, compared to $123.3 million in the third quarter of 2006. The comparative change in gross premiums written in the quarter relative to the third quarter of 2006 was impacted by the commutation in 2006 of several large reinsurance contracts which resulted in the return of $28.3 million of premium in the third quarter of 2006. Net premiums earned increased $6.2 million to $242.5 million in the third quarter of 2007, compared to $236.3 million in the third quarter of 2006.

The Reinsurance segment generated $126.8 million of underwriting income in the third quarter of 2007, compared to $230.7 million of underwriting income in the third quarter of 2006. The decrease in underwriting income is in part driven by the impact of the 2006 commutations described above which increased underwriting income by $34.2 million in the third quarter of 2006 and resulted in a $31.4 million net positive impact to the Company after considering minority interest. The Reinsurance segment experienced $83.1 million of current accident year net claims and claim expenses in the third quarter of 2007, compared to $17.1 million in the third quarter of 2006, an increase of $66.0 million. The Reinsurance segment’s third quarter 2007 current accident year losses include $36.1 million of losses from the Company’s catastrophe unit, principally driven by flood losses in the United Kingdom in July and hurricane Dean which made landfall in August, combined with $47.0 million of losses in the Company’s specialty unit, principally driven by three relatively large reported losses in the quarter. In addition, the Reinsurance segment experienced $15.8 million of favorable loss reserve development in the third quarter of 2007, a $42.1 million decrease compared to the third quarter of 2006. Included in the favorable development in the third quarter of 2006 is a $44.4 million decrease in prior year reserves as a result of the commutations noted above. Overall, the Reinsurance segment generated a net claims and claim expense ratio of 27.8%, an underwriting expense ratio of 20.0% and a combined ratio of 47.8% in the third quarter of 2007, compared to a net claims and claim expense ratio, underwriting expense ratio and combined ratio of (17.2%), 19.6% and 2.4%, respectively, in the third quarter of 2006.

Individual Risk Segment

Gross premiums written for the Company’s Individual Risk segment decreased $64.7 million to $101.5 million in the third quarter of 2007, compared to $166.2 million in the third quarter of 2006. The Individual Risk segment’s commercial multi-line, commercial property and personal lines property lines of business all experienced a decrease in gross premiums written compared to the same period in 2006. The decrease in commercial multi-line gross premiums written was principally driven by the termination of one large program in 2006 and consequently the premium was not written in the third quarter of 2007. The decrease in the commercial property gross premiums written was due to the Company terminating one large commercial property quota share contract in the second quarter of 2007 combined with softening rates in the California earthquake commercial property market resulting in a decrease in business that met the Company’s return hurdles. In addition, the decrease in personal lines property gross premiums written was principally due to the Company’s decision last year to reduce its exposure to this market and redeploy its capacity within the property catastrophe excess of loss reinsurance market within the Company’s Reinsurance segment where the Company found pricing and terms more attractive. Net premiums earned decreased $6.2 million to $124.5 million in the third quarter of 2007, compared to $130.8 million in the third quarter of 2006.

The Individual Risk segment generated $17.8 million of underwriting income in the third quarter of 2007, compared to $2.6 million of underwriting income in the third quarter of 2006. The increase in underwriting income in the third quarter of 2007 compared to the third quarter of 2006 was primarily due to a decrease in net claims and claim expenses incurred. The Individual Risk segment experienced $68.8 million of current accident year net claims and claim expenses in the third quarter of 2007, compared to $78.7 million in the third quarter of 2006, a decrease of $10.0 million. In addition, the Individual Risk segment experienced $4.4 million of favorable development in the third quarter of 2007 compared to $4.5 million of adverse development in the third quarter of 2006. Overall, the Individual Risk segment generated a net claims and claim expense ratio of 51.7%, an underwriting expense ratio of 34.1% and a combined ratio of 85.8% in the third quarter of 2007, compared to a net claims and claim expense ratio, underwriting expense ratio and combined ratio of 63.6%, 34.4% and 98.0%, respectively, in the third quarter of 2006.

2

Other Items

•

The Company’s results for the third quarter of 2007 were impacted by a $36.0 million charge to reflect an anticipated third quarter loss at ChannelRe, driven by unrealized mark-to-market losses in ChannelRe’s portfolio of financial guaranty contracts accounted for as derivatives under GAAP. The unrealized mark-to-market losses were principally driven by the widening of credit spreads in the third quarter of 2007.

•

Net investment income for the third quarter of 2007 was $95.6 million, compared to $80.4 million for the same quarter in 2006, principally reflecting higher average invested assets in the Company’s portfolio of fixed maturity investments available for sale and short term investments and strong returns from the Company’s hedge fund and private equity investments. Other investments, which include the Company’s hedge fund and private equity investments, generated $19.8 million of net investment income in the third quarter of 2007 compared with $12.8 million in the third quarter of 2006.

•

During the third quarter of 2007, the Company repurchased 1.4 million shares at an aggregate cost of $77.1 million. At September 30, 2007, $489.2 million remained available under the Company’s share repurchase program.

•	The Company’s cash flows from operations were $284.9 million for the third quarter of 2007, compared to $176.9 million for the third quarter of 2006.

This press release includes certain non-GAAP financial measures including “operating income”, “operating income per common share – diluted”, “operating return on average common equity - annualized” and “managed catastrophe premium”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the Investor Information section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, October 31, 2007 at 8:30 a.m. (EST) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by the Company’s subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q for the quarters ending March 31, 2007 and June 30, 2007.

INVESTOR CONTACT:	MEDIA CONTACT:
Fred R. Donner	David Lilly or Dawn Dover
Executive Vice President	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

3

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

For the three and nine months ended September 30, 2007 and 2006

(in thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues
Gross premiums written	$208,821	$257,752	$1,687,410	$1,748,695
Net premiums written	$149,163	$162,695	$1,330,032	$1,372,774
Decrease (increase) in unearned premiums	217,894	204,381	(241,903)	(223,085)
Net premiums earned	367,057	367,076	1,088,129	1,149,689
Net investment income	95,594	80,427	321,749	234,873
Net foreign exchange losses	(5,424)	(2,160)	(630)	(1,578)
Equity in (losses) earnings of other ventures	(23,986)	10,131	(3,610)	25,904
Other (loss) income	(10,008)	2,006	(17,709)	243
Net realized gains (losses) on investments	1,592	4,151	(5,889)	(36,953)
Total revenues	424,825	461,631	1,382,040	1,372,178
Expenses
Net claims and claim expenses incurred	131,700	42,436	416,546	348,950
Acquisition expenses	63,719	63,998	186,957	207,409
Operational expenses	27,126	27,364	82,177	77,351
Corporate expenses	7,158	5,121	19,089	16,431
Interest expense	7,226	9,492	26,400	29,163
Total expenses	236,929	148,411	731,169	679,304
Income before minority interest and taxes	187,896	313,220	650,871	692,874
Minority interest - DaVinciRe	(43,820)	(52,830)	(110,326)	(105,494)
Income before taxes	144,076	260,390	540,545	587,380
Income tax expense	(101)	(616)	(888)	(893)
Net income	143,975	259,774	539,657	586,487
Dividends on preference shares	(10,575)	(8,662)	(32,286)	(25,987)
Net income available to common shareholders	$133,400	$251,112	$507,371	$560,500
Operating income available to common shareholders per Common Share - diluted (1)	$2.33	$3.42	$7.60	$8.30
Net income available to common shareholders per Common Share - basic	$1.89	$3.53	$7.14	$7.89
Net income available to common shareholders per Common Share - diluted	$1.85	$3.48	$7.02	$7.79
Average shares outstanding - basic	70,575	71,093	71,038	71,026
Average shares outstanding - diluted	71,945	72,115	72,296	71,942
Net claims and claim expense ratio	35.9%	11.6%	38.3%	30.4%
Underwriting expense ratio	24.7%	24.9%	24.7%	24.8%
Combined ratio	60.6%	36.5%	63.0%	55.2%
Operating return on average common equity - annualized (1)	23.6%	45.6%	27.1%	39.8%
(1)

Excludes net realized gains and losses on investments and, commencing in the third quarter of 2007, net unrealized gains and losses on credit derivatives issued by entities included in investments in other ventures, under equity method (see – “Comments on Regulation G”).

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of U.S. dollars, except per share amounts)

	At
	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$3,475,449	$3,111,930
Short term investments, at cost	2,418,958	2,410,971
Other investments, at fair value	716,686	592,829
Investments in other ventures, under equity method	176,256	227,075
Total investments	6,787,349	6,342,805
Cash and cash equivalents	317,295	214,399
Premiums receivable	714,495	419,150
Ceded reinsurance balances	194,357	133,971
Losses recoverable	220,037	301,854
Accrued investment income	41,483	41,234
Deferred acquisition costs	142,171	106,918
Receivable for investments sold	197,110	61,061
Other assets	147,041	147,634
Total assets	$8,761,338	$7,769,026
Liabilities, Minority Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,128,644	$2,098,155
Reserve for unearned premiums	880,714	578,424
Debt	450,540	450,000
Subordinated obligation to capital trust	—	103,093
Reinsurance balances payable	358,333	395,083
Payable for investments purchased	511,153	88,089
Other liabilities	148,388	125,401
Total liabilities	4,477,772	3,838,245
Minority interest - DaVinciRe	761,815	650,284
Shareholders’ Equity
Preference shares	650,000	800,000
Common shares	70,852	72,140
Additional paid-in capital	212,297	284,123
Accumulated other comprehensive income	29,649	25,217
Retained earnings	2,558,953	2,099,017
Total shareholders’ equity	3,521,751	3,280,497
Total liabilities, minority interest and shareholders’ equity	$8,761,338	$7,769,026
Book value per common share	$40.53	$34.38
Common shares outstanding	70,852	72,140

RenaissanceRe Holdings Ltd. and Subsidiaries

Unaudited Supplemental Financial Data - Segment Information

(in thousands of U.S. dollars, except ratios)

	Three months ended September 30, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$141,545	$101,534	$(34,258)	$—	$208,821
Net premiums written	$91,112	$58,051		—	$149,163
Net premiums earned	$242,520	$124,537		—	$367,057
Net claims and claim expenses incurred	67,335	64,365		—	131,700
Acquisition expenses	32,122	31,597		—	63,719
Operational expenses	16,301	10,825		—	27,126
Underwriting income	$126,762	$17,750		—	144,512
Net investment income				95,594	95,594
Equity in losses of other ventures				(23,986)	(23,986)
Other loss				(10,008)	(10,008)
Interest and preference share dividends				(17,801)	(17,801)
Minority interest - DaVinciRe				(43,820)	(43,820)
Other items, net				(12,683)	(12,683)
Net realized gains on investments				1,592	1,592
Net income available to common shareholders				$(11,112)	$133,400
Net claims and claim expenses incurred - current accident year	$83,104	$68,755			$151,859
Net claims and claim expenses incurred - prior accident years	(15,769)	(4,390)			(20,159)
Net claims and claim expenses incurred - total	$67,335	$64,365			$131,700
Net claims and claim expense ratio - current accident year	34.3%	55.2%			41.4%
Net claims and claim expense ratio - prior accident years	(6.5%)	(3.5%)			(5.5%)
Net claims and claim expense ratio - calendar year	27.8%	51.7%			35.9%
Underwriting expense ratio	20.0%	34.1%			24.7%
Combined ratio	47.8%	85.8%			60.6%
(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Three months ended September 30, 2006
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$123,345	$166,238	$(31,831)	$—	$257,752
Net premiums written	$77,062	$85,633		—	$162,695
Net premiums earned	$236,310	$130,766		—	$367,076
Net claims and claim expenses incurred	(40,756)	83,192		—	42,436
Acquisition expenses	27,890	36,108		—	63,998
Operational expenses	18,495	8,869		—	27,364
Underwriting income	$230,681	$2,597		—	233,278
Net investment income				80,427	80,427
Equity in earnings of other ventures				10,131	10,131
Other income				2,006	2,006
Interest and preference share dividends				(18,154)	(18,154)
Minority interest - DaVinciRe				(52,830)	(52,830)
Other items, net				(7,897)	(7,897)
Net realized gains on investments				4,151	4,151
Net income available to common shareholders				$17,834	$251,112
Net claims and claim expenses incurred - current accident year	$17,131	$78,736			$95,867
Net claims and claim expenses incurred - prior accident years	(57,887)	4,456			(53,431)
Net claims and claim expenses incurred - total	$(40,756)	$83,192			$42,436
Net claims and claim expense ratio - current accident year	7.2%	60.2%			26.1%
Net claims and claim expense ratio - prior accident years	(24.4%)	3.4%			(14.5%)
Net claims and claim expense ratio - calendar year	(17.2%)	63.6%			11.6%
Underwriting expense ratio	19.6%	34.4%			24.9%
Combined ratio	2.4%	98.0%			36.5%
(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Unaudited Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars, except ratios)

	Nine months ended September 30, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,263,727	$463,241	$(39,558)	$—	$1,687,410
Net premiums written	$995,686	$334,346		—	$1,330,032
Net premiums earned	$723,286	$364,843		—	$1,088,129
Net claims and claim expenses incurred	221,990	194,556		—	416,546
Acquisition expenses	86,411	100,546		—	186,957
Operational expenses	50,943	31,234		—	82,177
Underwriting income	$363,942	$38,507		—	402,449
Net investment income				321,749	321,749
Equity in losses of other ventures				(3,610)	(3,610)
Other loss				(17,709)	(17,709)
Interest and preference share dividends				(58,686)	(58,686)
Minority interest - DaVinciRe				(110,326)	(110,326)
Other items, net				(20,607)	(20,607)
Net realized losses on investments				(5,889)	(5,889)
Net income available to common shareholders				$104,922	$507,371
Net claims and claim expenses incurred - current accident year	$317,718	$225,207			$542,925
Net claims and claim expenses incurred - prior accident years	(95,728)	(30,651)			(126,379)
Net claims and claim expenses incurred - total	$221,990	$194,556			$416,546
Net claims and claim expense ratio - current accident year	43.9%	61.7%			49.9%
Net claims and claim expense ratio - prior accident years	(13.2%)	(8.4%)			(11.6%)
Net claims and claim expense ratio - calendar year	30.7%	53.3%			38.3%
Underwriting expense ratio	19.0%	36.1%			24.7%
Combined ratio	49.7%	89.4%			63.0%
(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Nine months ended September 30, 2006
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,269,444	$547,791	$(68,540)	$—	$1,748,695
Net premiums written	$987,077	$385,697		—	$1,372,774
Net premiums earned	$727,744	$421,945		—	$1,149,689
Net claims and claim expenses incurred	93,869	255,081		—	348,950
Acquisition expenses	87,487	119,922		—	207,409
Operational expenses	50,802	26,549		—	77,351
Underwriting income	$495,586	$20,393		—	515,979
Net investment income				234,873	234,873
Equity in earnings of other ventures				25,904	25,904
Other income				243	243
Interest and preference share dividends				(55,150)	(55,150)
Minority interest - DaVinciRe				(105,494)	(105,494)
Other items, net				(18,902)	(18,902)
Net realized losses on investments				(36,953)	(36,953)
Net income available to common shareholders				$44,521	$560,500
Net claims and claim expenses incurred - current accident year	$193,620	$261,995			$455,615
Net claims and claim expenses incurred - prior accident years	(99,751)	(6,914)			(106,665)
Net claims and claim expenses incurred - total	$93,869	$255,081			$348,950
Net claims and claim expense ratio - current accident year	26.6%	62.1%			39.6%
Net claims and claim expense ratio - prior accident years	(13.7%)	(1.6%)			(9.2%)
Net claims and claim expense ratio - calendar year	12.9%	60.5%			30.4%
Underwriting expense ratio	19.0%	34.7%			24.8%
Combined ratio	31.9%	95.2%			55.2%
(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Unaudited Supplemental Financial Data

(in thousands of U.S. dollars)

	Three months ended		Nine months ended
Reinsurance Segment	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Renaissance catastrophe premiums	$84,271	$92,150	$665,211	$753,009
Renaissance specialty premiums	39,536	20,367	240,384	169,947
Total Renaissance premiums	123,807	112,517	905,595	922,956
DaVinci catastrophe premiums	17,856	10,578	348,708	322,922
DaVinci specialty premiums	(118)	250	9,424	23,566
Total DaVinci premiums	17,738	10,828	358,132	346,488
Total Reinsurance premiums	$141,545	$123,345	$1,263,727	$1,269,444
Total specialty premiums	$39,418	$20,617	$249,808	$193,513
Total catastrophe premiums	$102,127	$102,728	$1,013,919	$1,075,931
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (1)	—	1,189	63,725	51,244
Catastrophe premiums assumed from the Individual Risk segment	(34,258)	(31,109)	(39,558)	(66,205)
Total managed catastrophe premiums (2)	67,869	72,808	1,038,086	1,060,970
Managed premiums assumed for fully-collateralized joint ventures	(938)	(3,046)	(60,301)	(114,299)
Total managed catastrophe premiums, net of fully-collateralized joint ventures (2)	$66,931	$69,762	$977,785	$946,671
(1)	Top Layer Re is accounted for under the equity method of accounting.
(2)	See Comments on Regulation G.

	Three months ended		Nine months ended
Individual Risk Segment	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Commercial multi-line	$60,428	$92,056	$280,694	$296,045
Commercial property	26,361	46,597	143,879	179,006
Personal lines property	14,745	27,585	38,668	72,740
Total Individual Risk premiums	$101,534	$166,238	$463,241	$547,791

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income” as used herein differs from “net income available to common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on the Company’s investments and, commencing in the third quarter of 2007, net unrealized gains and losses on credit derivatives issued by entities included in investments in other ventures, under equity method. Prior to the third quarter of 2007, the Company had no net unrealized gains and losses on credit derivatives issued by entities included in investments in other ventures, under equity method. In the presentation below, the only adjustments in respect of unrealized gains and losses for the current period reflect unrealized mark-to-market losses on credit derivatives and other credit-related products issued by ChannelRe, a financial guarantee reinsurer whose investment is accounted for by the Company under the equity method. The Company believes that the prevailing convention among financial guarantee insurers, reinsurers and other market participants, such as ChannelRe, is to exclude from operating income such unrealized gains and losses attributable to credit derivatives and other credit-related products. The Company’s management believes that “operating income” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio and credit derivatives issued by entities included in investments in other ventures, under equity method, which are not considered by management to be relevant indicators of business operations. The Company also uses “operating income” to calculate “operating income per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of:  1) net income available to common shareholders to operating income available to common shareholders; 2) net income available to common shareholders per common share – diluted to operating income available to common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended		Nine months ended
(In thousands of U.S. dollars, except for per share amounts)	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income available to common shareholders	$133,400	$251,112	$507,371	$560,500
Adjustment for net realized (gains) losses on investments	(1,592)	(4,151)	5,889	36,953
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	35,970	—	35,970	—
Operating income available to common shareholders	$167,778	$246,961	$549,230	$597,453
Net income available to common shareholders per common share - diluted	$1.85	$3.48	$7.02	$7.79
Adjustment for net realized (gains) losses on investments	(0.02)	(0.06)	0.08	0.51
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	0.50	—	0.50	—
Operating income available to common shareholders per common share - diluted	$2.33	$3.42	$7.60	$8.30
Return on average common equity - annualized	18.8%	46.3%	25.0%	37.3%
Adjustment for net realized (gains) losses on investments	(0.2%)	(0.7%)	0.3%	2.5%
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	5.0%	0.0%	1.8%	0.0%
Operating return on average common equity - annualized	23.6%	45.6%	27.1%	39.8%

The Company has also included in this Press Release “managed catastrophe premiums” and “managed catastrophe premiums, net of fully-collateralized joint ventures”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting. “Managed catastrophe premiums, net of fully-collateralized joint ventures” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to: 1) the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting; and 2) the deduction of catastrophe premiums that are written by the Company and ceded directly to the Company’s fully-collateralized joint ventures which include Starbound Reinsurance Ltd., Starbound Reinsurance II Ltd. and Timicuan Reinsurance Ltd. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. The Company believes “managed catastrophe premiums, net of fully-collateralized joint ventures” is also a useful measure to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures, net of catastrophe premiums written directly on behalf of the Company’s fully-collateralized joint ventures.

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